Exhibit 3.1

CERTIFICATE OF ELIMINATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK AND
SERIES B CONVERTIBLE PREFERRED STOCK
OF
CENTRAL GARDEN & PET COMPANY
Pursuant to Section 151(g) of the Delaware General Corporation Law
Central Garden & Pet Company (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
First: Pursuant to the authority expressly vested in the Board of Directors of the Company by the then Third Amended and Restated Certificate of Incorporation of the Company, the Board of Directors of the Company previously adopted resolutions on July 20, 1995 creating and authorizing the issuance of 100 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) in accordance with the provisions of the Certificate of Designation governing the Series A Preferred Stock (the “Series A Certificate of Designation”) as filed with the Delaware Secretary of State on August 3, 1995.
Second: Pursuant to the authority expressly vested in the Board of Directors of the Company by the then Third Amended and Restated Certificate of Incorporation of the Company, the Board of Directors of the Company previously adopted resolutions on February 9, 2004 creating and authorizing the issuance of 100 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) in accordance with the provisions of the Certificate of Designation governing the Series B Preferred Stock (the “Series B Certificate of Designation”) as filed with the Delaware Secretary of State on February 25, 2004.
Third: None of the authorized shares of the Series A Preferred Stock are outstanding and none will be issued subject to the Series A Certificate of Designation.
Fourth: None of the authorized shares of the Series B Preferred Stock are outstanding and none will be issued subject to the Series B Certificate of Designation.
Fifth: Pursuant to the authority conferred upon the Board of Directors of the Company pursuant to the Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Board of Directors adopted a resolution effective October 13, 2025, approving the elimination of the Series A Preferred Stock and the Series B Preferred Stock, as set forth herein:

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“RESOLVED, that none of the authorized shares of the Series A Preferred Stock are outstanding and that none shall be issued pursuant to the Series A Certificate of Designation; and
FURTHER RESOLVED, that, upon filing a Certificate of Elimination of the Series A Preferred Stock and Series B Preferred Stock (the “Series A and Series B Certificate of Elimination”), with the Secretary of State of the State of Delaware, all matters set forth in the Series A and Series B Certificate of Designation with respect to the Series A Preferred Stock shall be eliminated from the Certificate of Incorporation; and
FURTHER RESOLVED, that none of the authorized shares of the Series B Preferred Stock are outstanding and that none shall be issued pursuant to the Series B Certificate of Designation; and
FURTHER RESOLVED, that, upon filing the Series A and Series B Certificate of Elimination, with the Secretary of State of the State of Delaware, all matters set forth in the Series A and Series B Certificate of Designation with respect to the Series B Preferred Stock shall be eliminated from the Certificate of Incorporation; and
FURTHER RESOLVED, that the Authorized Officers of the Company in the name and on behalf of the Company be, and each of them individually hereby is, authorized and directed, with the assistance of counsel, to prepare, execute and deliver to the Secretary of State of the State of Delaware, the Series A and Series B Certificate of Elimination, as required by the Delaware General Corporation Law in order to effect the elimination of the Series A Preferred Stock and Series B Preferred Stock; and
FURTHER RESOLVED, that the Authorized Officers of the Company be, and they hereby are, authorized and directed, jointly and severally, for and in the name and on behalf of the Company, to execute and deliver any and all certificates, agreements, and other documents, take any and all steps and do any and all things which they may deem necessary or advisable in order to effect the purposes of each and all of the foregoing resolutions; and
FURTHER RESOLVED, that any actions taken by such Authorized Officers prior to the date of these resolutions that are within the authority conferred hereby are hereby ratified, confirmed and approved in all respects as the act and deed of the Company.”
Sixth: In accordance with Section 151(g) of the DGCL, the Certificate of Incorporation as effective immediately prior to the filing of this Certificate of Elimination, is hereby amended to eliminate all references to the Series A Preferred Stock and Series B Preferred Stock.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Elimination to be acknowledged as true in its corporate name and executed by its duly authorized officer this 3rd day of February, 2026.
By:     /s/ George A. Yuhas
Name: George A. Yuhas
Title: Senior Counsel and Corporate Secretary

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